EXHIBIT 5.1
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                Vedder, Price, Kaufman & Kammaholz, P.C.
                            805 Third Avenue
                       New York, New York 10022
                            STEVEN R. BERGER
                              212-407-7714
                         sberger@vedderprice.com





                                           October 26, 2005


Touchstone Applied Science Associates, Inc.
4 Hardscrabble Heights
P.O. Box 382
Brewster, NY 10509

		Re:	Registration Statement on Form S-3

Dear Sirs:

      We have acted as counsel to Touchstone Applied Science Associates, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing, on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") with respect to 677,187 shares of the Common Stock, par value $0.0001 per share, of the Company (the "Common Stock").

      We have examined an executed copy of the Registration Statement (including exhibits thereto) and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, instruments, certificates and other documents, have made such inquiries as to questions of fact of officers and representatives of the Company and have made such examinations of law as in our judgment are necessary or appropriate to enable us to render the opinions hereinafter expressed. In such examination, we have assumed the legal capacity of individuals, the genuineness of all signatures on documents, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as copies to the originals and the accuracy of the factual statements contained in such documents.

      Based on the foregoing, it is our opinion that:

      1.	The Company has been duly incorporated and is validly
existing and is in good standing as a corporation under the laws of the State of Delaware.

      2.	The issuance of the Shares has been duly authorized by
all necessary corporate action.

      3.	Assuming (a) the effectiveness of the Registration
Statement under the Act, (b) compliance with all applicable provisions of the Act, and (c) compliance with all applicable "Blue Sky" or state securities laws, the Shares, when sold in accordance with the Prospectus constituting part of the Registration Statement, will be legally issued, fully paid and non-assessable.

      We are qualified to practice law only in the State of New York and we do not purport to be experts on, or to express any opinion concerning any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting part of the Registration
Statement under the caption "Legal Matters".


                                           Very truly yours,

                                           /s/ STEVEN R. BERGER
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                                           Steven R. Berger